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                          SOLICITING DEALER AGREEMENT

                            NYLIFE DISTRIBUTORS LLC
                                30 Hudson Street
                             Jersey City, NJ 07302

Ladies and Gentlemen:

We are the principal underwriter of the open-end investment companies sponsored, advised or administered by New York Life Investment Management LLC ("NYLIM," or series thereof, the "NYLIM Funds") or its affiliate, and/or we have agreements with the principal underwriters of certain other open-end investment companies (or series thereof, the "Other Funds" and, together with the NYLIM Funds, the "Funds") as referenced on the attached "Fund Schedule." We hereby offer to sell shares of the Funds (collectively the "Shares") to you upon the following terms and conditions:

1. The terms of the offering of the Shares are more fully described in the current prospectus and statement of additional information for each Fund (together, the "Prospectus"), receipt of which you hereby acknowledge. You agree to abide by the terms of the Prospectus, and to the extent that the Prospectus contains provisions that are inconsistent with the terms of this Agreement the terms of the Prospectus shall be controlling.

2. You hereby represent, warrant and covenant that you are, and shall remain, duly and validly organized, validly existing and in good standing under the laws of the state in which you are organized, with full and proper power and authority to enter into and perform the terms of this Agreement. You further covenant that the person signing on your behalf is properly authorized to execute this Agreement and that this Agreement constitutes a valid and binding contract between you and us, enforceable in accordance with its terms.

3. You represent and confirm that you and your registered principals are not presently the subject of an action by any governmental, regulatory or judicial authority and agree to promptly notify us in the event of any such action. You also represent and warrant that for sales of Shares to the public you and your agents and employees are and will remain duly registered and licensed to offer and sell Shares in those jurisdictions in which you do so. You will not offer the Funds for sale in any state or other jurisdiction where they are not qualified for sale or exempt from qualification under the laws and regulations of such state or other jurisdiction. You further covenant that you will promptly notify us of any change in your or your agents' or employees' registered or licensed status in any jurisdiction in which you or your agents or employees have been offering or selling Shares.

4. You represent, warrant and covenant that you are registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or that you are exempt from such registration, and that you are a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"), or that you are exempt from FINRA membership. You agree that you will immediately advise us of any termination or suspension of your broker-dealer registration or FINRA membership or your exemption therefrom.

5. (a) You agree to abide by the FINRA's Conduct Rules, to the extent applicable to you, as well as all applicable state and federal laws and rules and regulations of authorized regulatory agencies thereunder, including all compensation disclosure obligations imposed on you pursuant to FINRA Rule 2830 and Rule 10b-10 under the Exchange Act. You agree not to offer or sell any Shares except under circumstances that will result in compliance with such laws, rules and regulations, including a review by you of the product's suitability for the customer, including the suitability of the class of Shares sold, and compliance with any requirements regarding delivery of the

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      Prospectus, periodic reports, proxy solicitation materials and other Fund documents to your customers investing in the relevant Funds. You specifically agree not to knowingly permit any late trading or abusive short-term trading in the Funds and agree to cooperate with the Funds in identifying and restricting market timers. You agree to make sales of Shares only to purchasers within the United States.

      (b) You understand that the Funds are generally offered in more than one class of Shares in accordance with each Fund's Prospectus. You agree that you are responsible for determining whether a Fund is suitable for your client and also for determining which class of that Fund's Shares is suitable for your client.

      (c) You understand and agree that, pursuant to Rule 12b-1(h) under the Investment Company Act of 1940, as amended (the "1940 Act"), the Funds will not compensate you for any promotion or sale of Shares by directing to you (i) any portfolio securities transactions of the Funds, or (ii) any remuneration received from the Funds' portfolio transactions effected through any other broker-dealer.

6. You hereby represent that you or an affiliate of yours is a member in good standing of the Mutual Fund Settlement, Entry and Registration Verification ("Fund/SERV") System of the SCC Division of the National Securities Clearing Corporation (the "NSCC"), authorized to utilize the Fund/SERV service in accordance with the NSCC's Rules and Regulations.

7. It is understood that nothing in this Agreement shall be construed to establish a joint venture between us or establish either of us as an agent, partner, or employee of the other, nor shall anything in this Agreement be construed to establish you or any Fund or Plan as an agent, partner or employee of the other. It is understood that you have no authority to act as an agent for us or the Funds, except as limited agent for the purpose of accepting orders from your customers. You agree that all purchases of Shares from us shall be made only to cover orders already received by you or for your own bona fide investment. You agree that you will not withhold placing customers' orders for Shares so as to profit yourself as a result of such withholding. We are not endorsing, recommending or otherwise involved in any of your investment products involving the Funds, including any Fee-Based Program (as may be defined in the Fund Schedule).

8. You authorize and instruct us, the Funds, and our affiliates to accept, rely upon and carry out instructions received from you or your affiliates with respect to any purchase, redemption, exchange or other matter in connection with your customers' Fund or Plan accounts. All orders for purchases of Shares received from you and accepted by us will be at the public offering price applicable to each order, as established by the relevant Prospectus. All orders for the purchase and exchange of Shares accepted by you prior to the close of the New York Stock Exchange ("NYSE") (usually 4:00 p.m., Eastern time) must be transmitted prior to the close of the NYSE. To the extent that you transmit orders after the close of the NYSE for processing at that day's net asset value, you represent and warrant that any such order will (a) have been placed by your customer prior to the close of the NYSE or (b) be necessary to correct your error in processing a customer trade properly placed prior to the close of the NYSE. All orders are subject to acceptance by us in our sole discretion, and purchases become effective only upon confirmation. The procedures relating to the handling of orders shall be subject to instructions which we shall advise you from time to time. We will not accept from you any conditional orders for the purchase, sale or redemption of Shares, and you agree that prior to execution of an application for a purchase of Shares by a discretionary account, you will obtain (a) the prior written approval of the purchaser, and (b) a record of the date on which this discretion was granted.

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9.    (a) You agree that you will not purchase, as principal, any Shares from others at a price lower than the redemption price next quoted by us as agent for the Funds following receipt of the request for redemption. Nothing in this Agreement, however, shall prevent you from selling Shares for the account of a record owner to us or the issuer at the redemption price next quoted by us as agent for the Funds and charging the record owner a fair commission for handling the transaction or reasonable fees to customers participating in a Fee-Based Program.

      (b) You agree to provide to the Funds, upon written request ("Request") by the Funds or their designee, the following information regarding every purchase, redemption, transfer, or exchange of shares held through an account maintained by you during the period covered by the request: (i) the taxpayer identification number ("TIN") or social security number, or the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), and account number, if known, of any or all holders of shares ("Shareholder(s)") of the account; (ii) the gross transaction amount; the trade date and confirm date; (iii) the broker-dealer name, broker-dealer number, branch code, representative name, representative code, or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known);
      (iv) the transaction type (purchase, redemption, transfer, or exchange); and (v) the Fund name and CUSIP symbol.

            (b)(1) Requests must set forth a specific time period, not to exceed 90 days from the date of the request, for which transaction information is sought. We may request transaction information older than 90 days from the date of the request as we deem necessary to investigate compliance with policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.

            (b)(2) You agree to provide, promptly upon request of the Funds or their designee, the requested information specified above in Section 9(b). If requested by the Funds or their designee, you agree to use best efforts to determine promptly whether any specific person about whom you have received the identification and transaction information specified above in
      Section 9(b) is itself a financial intermediary ("indirect intermediary") and, upon further request of the Funds or their designee, promptly either:
      (i) provide (or arrange to have provided) to the Funds the requested information for Shareholders who hold an account with an indirect intermediary; or (ii) restrict or prohibit the indirect intermediary from purchasing Fund Shares in nominee name on behalf of other persons. In such instance, you agree to inform the Funds whether you plan to perform (i) or
      (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Funds should be consistent with the National Securities Clearing Corporation Standardized Data Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in SEC Rule 22c-2 under the Investment Company Act of 1940, as amended.

            (b)(3) You agree to execute reasonable written instructions from the Funds or their designee to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Funds or their designee as having engaged in transactions of the Fund's Shares (directly or indirectly through the account) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds.

10. (a) In the case of any Fund shares sold with a front-end sales load, customers may be entitled to a reduction in sales load on purchases made from a Fund which utilizes a letter of intent ("Letter of Intent") in accordance with such Fund's Prospectus. In such case, our dealer reallowance will be paid based upon the reduced sales load, but adjustment to a higher dealer reallowance will be

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      made in accordance with the Prospectus of the applicable Fund to reflect the investor's actual purchases if he should fail to fulfill his Letter of Intent.

      (b) Subject to and in accordance with the terms of the Prospectus of each Fund sold with a front-end sales load, a reduced sales load may be applicable with respect to customer accounts through a right of accumulation under which customers are permitted to purchase shares of a Fund at the then current public offering price per share applicable to the total of (i) the dollar amount of shares then being purchased plus (ii) an amount equal to the then current net asset value of the customer's combined holdings of the shares of such Fund and of any other open-end registered investment companies as may be permitted by the applicable Fund Prospectus. You agree to calculate the applicable front-end sales load charged in connection with the sale of the Funds' shares in accordance with those rights of accumulation. In such case, we agree to furnish to you if orders are made by wire, or to the transfer agent as such term is defined in the Prospectus of each Fund (the "Transfer Agent") if orders are made by mail, sufficient information to permit your confirmation of qualification for a reduced sales load; acceptance of the purchase order is subject to such confirmation.

      (c) With respect to Fund shares sold with a front-end sales load, we agree to advise you promptly at your request as to amounts of any and all sales by us qualifying for a reduced sales load.

11. Payment for Shares ordered from us must be received by us within three business days after our acceptance of your order, or within such shorter time as is prescribed by the applicable Prospectus or federal securities laws. If payment for the Shares is not so received by us, we reserve the right, without notice, to cancel the sale without any responsibility or liability on our part or on the part of the Funds, at our option, to sell the Shares ordered back to the relevant Fund(s) (in either case we may hold you responsible for any loss, including loss of profit, suffered by us resulting from your failure to make payment as aforesaid, including, if applicable, your failure to make payment in accordance with the NSCC's Rules and Regulations and any agreements thereunder).

12. You agree that if any Shares sold to you by us under the terms of this Agreement are tendered for redemption within seven business days after the date of confirmation of the original purchase by you, you shall forfeit your right to any compensation received by or allowed to you on the sale of such Shares hereunder. We agree to notify you of any such redemption within ten business days, and you agree to forthwith refund to us the full discount or other compensation received by or allowed to you.

13. You will be compensated in accordance with the attached "Fund Schedule" which, anything herein to the contrary notwithstanding, is subject to change by us at any time and from time to time, but no such changes shall affect amounts payable to you on orders accepted by us prior to any such changes. Service Fees or Distribution Fees (as indicated on the Fund Schedule) will be paid quarterly at the applicable annual rate indicated on the Fund Schedule and will be based on the average daily net asset value of your customers' Shares held during the quarter. Amounts of less than $25 will not be paid. In addition, you will not be paid any purchase commissions on purchases resulting from the reinvestment of dividends or distributions or any compensation on purchases of Shares of any money market Fund.

14. Neither you nor any other person, including any person associated with you, is authorized or permitted to give any information nor to make any representations concerning the Shares or the Funds other than those contained in the applicable Prospectus or any advertising material or sales literature supplied or approved by us. You agree that you will rely solely on the representations contained in the Prospectus and aforementioned advertising material or sales literature when purchasing Shares from us. Any supplemental sales literature, if distributed, must be preceded or

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      accompanied by the relevant Prospectus currently in effect. Advertisements and sales literature provided by us that are designated as being for broker-dealer use only may not be disseminated to the public. You further agree that you will not disseminate or publish any advertising material or sales literature relating to your solicitation of purchases of Shares (a) which has not been approved in writing in advance by us and (b) the form of which has not been submitted to the FINRA.

15. With respect to transactions entered into with plans, plan fiduciaries, plan participants or beneficiaries, independent retirement accounts ("IRAs"), or IRA owners subject to the Employee Retirement Income Security Act of 1975 ("ERISA") or section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (collectively, "Retirement Clients") pursuant to the Agreement, you make the following representations: (a) you are a bank, insurance carrier, investment adviser, broker-dealer or independent fiduciary, or other similar institution, each as described in 29 C.F.R. Section. 2510.3-21(c)(1)(i); (b) you are capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies; and (c) to the extent that you would be deemed to be a fiduciary under 29 C.F.R. Section 2510.3-21 with respect to transactions with Retirement Clients, you are a fiduciary with regard to transactions entered into pursuant to the Agreement and are responsible for exercising independent judgment in evaluating such transactions. We expressly confirm that: (a) we have a financial interest in transactions entered into pursuant to the Agreement and receive revenue from the sale of a MainStay Fund, including revenue detailed in each MainStay Fund's prospectus and statement of additional information; and (b) we are not undertaking, with regard to you or the Retirement Clients, to provide impartial investment advice or give advice in a fiduciary capacity with regard to any transaction related to a MainStay Fund entered into pursuant to the Agreement.

16. You will (a) provide us with reasonable access to your offices and representatives and mutual fund and, if applicable, Fee-Based Program sales support personnel and their meetings, including conference calls, national and regional sales conferences and training programs on a regular basis, (b) provide a copy of your most recent Financial Intermediary Controls and Compliance Assessment, if available, and (c) include descriptions of the Funds in internal sales materials and any electronic information displays; provided, that you will not disseminate or publish any advertising material or sales literature (including electronic media) relating to your solicitation of purchases of Shares other than in accordance with this Agreement.

17. We agree that additional copies of the Prospectus, periodic reports, proxy solicitation materials, advertising material, sales literature, and application forms for the purchase of Shares and other Fund or Plan documents will be supplied by us to you in reasonable quantities upon request.

18. You agree that the Funds shall have no liability or responsibility to you regarding (a) any printed information furnished by us to you other than the Prospectus, periodic reports and proxy solicitation materials, and (b) qualifying the Shares for sale in the various states.


19. You agree not to use the terms "New York Life"; "NYLIFE"; "NYLIM"; "MainStay"; "MacKay Shields"; "MacKay Municipal Managers"; "Epoch"; "NYL Investors"; "Candriam"; or "Winslow", or the names of their affiliates, or any combination thereof, or to make any other references to a Fund, its adviser or principal underwriter, or a Plan whether in writing, by radio or television, or through any other advertising media, without our prior written approval.

20. (a) You agree to comply with all applicable terms and conditions of the Prospectus, including, but not limited to, (i) the placing or processing of purchase, redemption, and exchange orders and the timing thereof, (ii) the implementation of liquidity fees and/or redemption gates, and

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      (iii) compliance with Money Market Fund ("MMF") shareholder eligibility requirements as disclosed in the Prospectus or as otherwise required by Rule 2a-7 or as interpreted by the SEC or its staff. Upon the MMF's reasonable request, you agree to promptly provide the MMF or its designee with information separating customer orders received before and after each calculation of NAV (which may occur multiple times each day) or a time after which the MMF imposed, lifted, or modified a liquidity fee or redemption gate for the MMF or its designee to validate the timing of your receipt of orders to purchase, redeem, or exchange the MMF's shares in good form. You will maintain all records (i) required by state and federal law relating to the provision of the services contemplated under the Agreement, (ii) necessary or appropriate to demonstrate its compliance with the terms and conditions of the Prospectus or the Agreement, or (iii) necessary to make required regulatory reports. Upon request by us, the MMF, or our authorized agents, you shall provide any current annual reports on internal controls prepared by an independent auditor pursuant to either Statement for Attestation Engagements No. 16 (SSAE 16) (or any successor provision) or the Financial Intermediary Controls and Compliance Assessment (FICCA), and such other similar or related documents as reasonably requested (collectively, "Audit Documents"). You acknowledge that the Distributor or MMF may use a third-party vendor to review and assess the contents of the Audit Documents, and, notwithstanding anything herein to the contrary, you consents to the us and MMF sharing such Audit Documents with the third-party vendor.

      (b) You agree to promptly take such actions reasonably requested by the MMF or us, to impose, lift, or modify a liquidity fee or redemption gate, or assist the MMF or us in imposing, lifting, or modifying a liquidity fee or redemption gate. If the MMF implements a liquidity fee, unless the you undertake to calculate and remit liquidity fees in accordance with the MMF's reasonable directions, you authorize the MMF or us or authorized agents to calculate the liquidity fees owed to the MMF as a result of redemptions submitted through you (the "Fee Amount") following the imposition of the liquidity fee and to withhold an amount equal to the Fee Amount from any redemption proceeds or other payments that the MMF owes to you in its sole discretion. You may be notified by the MMF that a liquidity fee or redemption gate has been implemented via email, phone call, website disclosure, or the filing of a supplement to the Prospectus. To facilitate the MMF's or our ability to calculate the Fee Amount, following such notification, you agree to provide the MMF or us, before each NAV calculation time (as defined in the MMF Prospectus) (or no later than such time as reasonably agreed between the parties), with the gross dollar amount and number of MMF shares that your customers tendered for redemption before the NAV Calculation Time and, if requested by the MMF, after the time at which the liquidity fee was imposed or before the time at which the liquidity fee was terminated or modified, as applicable. If a redemption gate is implemented by the MMF, you agree to reject any redemption and exchange Orders in the MMF that you receive in good form while the redemption gate is in effect. To the extent required under applicable law or the terms of the MMF's Prospectus, you further agree to promptly re-confirm with your customers their intent to execute trades submitted during the implementation of a liquidity fee or redemption gate. You acknowledge that the MMF may pay a redemption request that the MMF determines in its sole discretion has been received in good order by the MMF or its agent before the imposition of a liquidity fee or redemption gate, provided, however, that the MMF or we may require you to provide evidence of receipt of the redemption request in good order prior to the applicable implementation time in our sole discretion.

      (c) With respect to the MMF, you agree that with respect to any shares of the MMF purchased, or held by or on behalf of its customers, you will (i) adopt and implement policies, procedures and internal controls reasonably designed to limit all beneficial owners of such MMF shares to natural persons (as such term is used or interpreted by the SEC or its staff),
      (ii) take commercially reasonable efforts to ensure that all current and future beneficial owners of such MMF shares are

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      natural persons, and (iii) promptly redeem any such MMF shares of customers who do not qualify as natural persons.

      (d) Upon the reasonable request by us, the MMF or an authorized agent, you will provide (i) copies (or a summary) of the policies, procedures and internal controls required above under this section, and (ii) information or certification as to the adequacy of such procedures and the effectiveness of their implementation, in such form as may be reasonably satisfactory to the us and/or MMF.

      (e) In the event that you cannot redeem shares as provided above in this section, you will promptly notify the MMF and will comply with any requests from the MMF or us relating to the involuntary redemption of such shares (including shares held in an omnibus account).

21. You agree that we shall have full authority to take such action as we may deem advisable in respect to all matters pertaining to the offering of Shares, and we reserve the right, in our discretion, to suspend sales or withdraw the offering of Shares entirely without prior notice to you. We shall be under no liability to you except for lack of good faith in performing our obligations expressly assumed by us in this Agreement and liabilities under Section 11(f) of the Securities Act of 1933, as amended (the "Securities Act"), and no obligations on our part shall be implied or inferred from this Agreement.

22. (a) You shall reimburse, indemnify and hold harmless us, our directors, officers, employees, agents and affiliates for any direct or indirect liability, loss, actual and compensatory damages, and expense (including reasonable attorneys' fees and costs) arising directly or indirectly out of: (i) the acts or omissions of you or your registered agents or employees, including the unauthorized use of advertising materials or sales literature, misrepresentations or omissions, unlawful sales practices, failure to supervise or violation of any applicable laws, rules and regulations, including, but not limited to, those of the SEC, FINRA and the NSCC; (ii) any breach of the representations, warranties, conditions or other provisions of this Agreement; (iii) claims by your agents or employees for any type of remuneration or compensation; (iv) the payment of redemption proceeds for your customers' Shares; (v) any claims in connection with your failure to comply with the forward pricing requirements of Rule 22c-1 under the 1940 Act; and (vi) any claims in connection with late trading or market timing transactions effected through you on an other than fully-disclosed basis. This right of indemnification will survive the termination of this Agreement.

      (b) We shall reimburse, indemnify and hold harmless you, your directors, officers, employees, agents and affiliates for any direct or indirect liability, loss, actual and compensatory damages, and expense (including reasonable attorneys' fees and costs) arising directly or indirectly out of: (i) the acts or omissions of us or our registered agents or employees, including violation of any applicable laws, rules and regulations, including, but not limited to, those of the SEC, FINRA and the NSCC; (ii) any breach of the representations, warranties, conditions or other provisions of this Agreement; or (iii) any untrue statement of a material fact contained in any Fund's registration statement or any offering documents, or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. This right of indemnification will survive the termination of this Agreement.

      (c) Each party hereto agrees to notify the other party within a reasonable time of any claims which might involve liability on the part of the other party.

23. The Fund Schedule is incorporated by reference into and made a part of this Agreement. We agree that this Agreement shall be governed by and construed in accordance with the laws of the

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      state of New York and that all disputes among the parties to this
      Agreement shall be submitted to arbitration in accordance with the FINRA's Code of Arbitration Procedure or successor thereto in effect at the time. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

24. You and we agree that during the term of this Agreement a party to this Agreement ("Receiving Party") may receive or have been given access to certain confidential or proprietary information and/or intellectual property or may have or be given access to such information and/or property of the other party ("Disclosing Party") (collectively, "Confidential Information"). Confidential Information shall mean any and all information, in whatever form or media, including without limitation business and marketing plans, financial records and customer information, unless such information is or becomes publicly available. Confidential Information as defined in this Agreement will also include any and all information within the term "Personal Information" as defined in section
      17.02 of the Standards for the Protection of Personal Information of the Residents of the Commonwealth of Massachusetts ("Mass. Data Privacy Law"), as applicable. The parties shall each maintain a written security program designed to protect the security, confidentiality, and integrity of the Confidential Information consistent with federal and state laws and regulations (including the Mass. Data Privacy Law, as applicable). Each party shall reasonably cooperate with the other party's requests to verify compliance with such program. Receiving Party will not use Confidential Information other than for the purposes of this Agreement and agrees that it will not, without prior written consent of Disclosing Party, disclose Confidential Information to any party other than its employees, directors and officers as necessary to perform this Agreement. Receiving Party shall use best efforts to secure Confidential Information to maintain its confidentiality and integrity and shall cause its employees, officers and directors to whom Confidential Information is disclosed to be informed of and agree to be bound by this provision and any privacy and security guidelines provided by Disclosing Party. If Receiving Party is requested by a court, administrative agency or governmental body to disclose Confidential Information, Receiving Party will promptly notify Disclosing Party in writing (unless Receiving Party reasonably believes that notification is prohibited by the request) so that Disclosing Party may seek an appropriate protective order or waive in writing Receiving Party's compliance with the provisions of this Agreement. Receiving Party understands and acknowledges that Disclosing Party may sustain irreparable harm as a result of disclosure of Confidential Information. Accordingly, in the event of a breach or threatened breach of this provision, Disclosing Party shall be entitled to preliminary and permanent injunctive relief to preserve its rights hereunder, in addition to any other available action or remedy. Each party or its duly authorized agent will have the right under this Agreement to perform on-site audits of records, accounts and procedures directly pertaining to this Agreement at such party's facilities in accordance with reasonable procedures and at reasonable frequencies. Upon the earlier of (a) a request of Disclosing Party or (b) the termination of this Agreement, Receiving Party will return all Confidential Information disclosed to it, in whatever form or media, retaining no copies other than as necessary for it to comply with applicable law.

25. Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

26. This Agreement may only be amended or waived by a writing signed by both parties. Notwithstanding the foregoing, we reserve the right to amend this Agreement and the Fund Schedule at any time, and you agree that your submission of an order to purchase Shares after written notice of any such amendment has been sent to you shall constitute your agreement to such amendment. This Agreement shall not be assigned by you without our written consent.

27. Notices to be given shall be addressed as follows, unless the party to whom notice is to be given has specified an alternative means of notification: (a) if to us, to the address specified above, Attention:
      Chief Operating Officer, with a copy to Office of the General Counsel, at the same address; and (b) if to you, to the address filled in by you below.

28. Notwithstanding Section 30 below, you agree that if your compensation pursuant to this Agreement is subject (as indicated on the Fund Schedule) to a plan adopted pursuant to Rule 12b-1 (the "Rule 12b-1 Plan") under the 1940 Act, that this Agreement: (a) will only renew each year so long as such renewal is approved by a vote of the governing board of each Fund (including a majority of the "non-interested" board members (as defined in the 1940 Act) who have no direct or indirect financial interest in the operation of the Rule 12b-1 Plan or this Agreement ("Independent Board Members"), (b) may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Board Members, (c) may be terminated by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund on not more than 60 days' written notice, and (d) will automatically terminate upon its assignment. Furthermore, you understand that the Funds' governing boards will review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reviews, you will furnish such information as we or they may reasonably request.

29. You represent and warrant that you have adopted and implemented anti-money laundering policies, procedures and controls that comply and will continue to comply in all respects with the requirements of applicable United States anti-money laundering laws and regulations and those in your home country jurisdiction including but not limited to the Bank Secrecy Act and USA PATRIOT Act. You will at all times during your relationship with us strictly adhere to your anti-money laundering policies, procedures and controls. You agree to cooperate with us to satisfy our anti-money laundering due diligence policies, which may include annual anti-money laundering compliance certifications, periodic anti-money laundering due diligence reviews and/or other requests deemed necessary to ensure your compliance with the anti-money laundering laws and regulations.

30. The terms of this Agreement shall continue in force until terminated by a party upon 30 days' written notice to the other party. Notwithstanding the foregoing, we shall have the right to terminate this Agreement, without prior notice to you, if:

      (a) you or any of your registered principals become the subject of any investigation or disciplinary action by any governmental, regulatory or judicial authority that has resulted, or for which it appears reasonably likely will result, in the loss or suspension of any registration, membership or license referred to in this Agreement;

      (b) your ability to perform your obligations under this Agreement have become or are reasonably likely to become impaired; or

      (c) you otherwise breach any of the representations and warranties set forth in this Agreement. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except those contained in Sections 11, 19, 21, 22, 24 and 25.

                                        NYLIFE DISTRIBUTORS LLC


                                        By:  /s/ Brian Wickwire
                                             -----------------------------------

                                             Chief Operating Officer
                                             -----------------------------------
                                             Title

                                             6/12/18
                                             -----------------------------------
                                             Date

                                        ACCEPTED:

                                        OneAmerica Securities Inc.
                                        ----------------------------------------
                                        Firm Name

                                        OneAmerican Square
                                        ----------------------------------------
                                        Address

                                        Indianapolis, IN 46204
                                        ----------------------------------------

                                        By:  /s/ Matthew T. Fleetwood
                                             -----------------------------------
                                             Title  President

                                        6/15/18
                                        ----------------------------------------
                                        Date

                                                                   FUND SCHEDULE

The terms of this Agreement shall apply to the available series and classes of open-end investment companies sponsored, advised or administered by New York Life Investment Management LLC for which NYLIFE Distributors LLC serves as principal underwriter. Compensation for the sale and/or servicing of such shares shall be in accordance with the terms of the current prospectus and the following table:

                                          DISTRIBUTION AND/OR SERVICE
         CLASS                               (RULE 12B-1 PLAN) FEES
         -----------------  -------------------------------------------------------
             INVESTOR         0.25% distribution and/or service fee per annum(2)
               A(1)           0.25% distribution and/or service fee per annum(2)
                I                                    N/A
                R1                                   N/A
                R2             0.25% distribution and/or service fee per annum
                R3                             0.50% per annum
                           (includes 0.25% distribution fee and 0.25% service fee)
                R6                                   N/A

--------
(1) Class A Shares are available to existing Retirement Plans whose Fund Schedules included Class A Shares prior to September 30, 2008.

(2) After commissionable sales are held in a shareholder's account for one year or more. Payment is subject to continued effectiveness of the Fund's Rule 12b-1 Plan.

                         SUB-TRANSFER AGENCY AGREEMENT

      This Agreement is made as of       ,       by and between NYLIM Service
Company LLC ("Transfer Agent") and the service organization signing below ("Service Organization").

                                    RECITALS

      WHEREAS, Transfer Agent is the transfer agent of the investment company or investment companies listed on attached Schedule A (each of them, or a series thereof, a "Fund"), and has agreed to furnish administrative and support services to the Funds; and

      WHEREAS, Service Organization desires to provide administrative services and functions comprised of, but not limited to, certain processing, reporting and recordkeeping services listed on attached Schedule B ("Services") for its customers investing in shares of the Funds ("Shares") through omnibus accounts in each Fund (each, an "Account"), in accordance with the terms and conditions of this Agreement and subject to the terms of the Funds' prospectus and statement of additional information, as revised or supplemented from time to time (together, the "Prospectus"); and

      WHEREAS, Transfer Agent desires to engage Service Organization to provide Services; and

      WHEREAS, the Funds have agreed to waive any initial sales charges for Service Organization's customers.

      NOW, THEREFORE, in consideration of the mutual promises set forth herein and intending to be legally bound hereby, the parties agree as follows:

1. PERFORMANCE OF SERVICES; COMPENSATION. Service Organization agrees to be responsible for all sub-accounting, administration and maintenance related to its customers investing in Shares through the Accounts, including performing the Services specified in Schedule B with respect to Shares held in the Accounts. In consideration for the provision of Services, Service Organization will be entitled to receive compensation as set forth in Schedule A. The parties agree that this compensation is solely for shareholder servicing and other administrative services and does not constitute payment in any manner for investment advisory, distribution, trustee or custodial services.

2. THE ACCOUNTS. Service Organization agrees that the assets in the Accounts will be segregated from Service Organization's own assets. The Accounts shall remain open on each Fund's books regardless of a lack of activity or small position size except to the extent Service Organization takes specific action to close an Account or to the extent the Fund's then-current Prospectus, reserves rights with respect to accounts which are inactive or have a small position size.

3. OPERATIONAL PROCEDURES. Orders for the purchase or redemption of Shares shall be processed in accordance with the Operating Procedures listed on attached Schedule C.

Transfer Agent will inform Service Organization of any states or other jurisdictions in the U.S. where the Shares are not qualified for sale.

4. RELATIONSHIP OF PARTIES. Transfer Agent hereby appoints Service Organization as the Fund's agent for the limited purpose of accepting purchase and redemption orders for Shares from its customers purchasing Shares through the Accounts. Other than as specifically provided herein, nothing in this Agreement shall be construed to establish a joint venture between the parties or establish either party as an agent, partner or employee of the other, nor shall anything in this Agreement be construed to establish Service Organization or any Fund as an agent, partner or employee of the other.

5.    COMMUNICATIONS.

      (a) Service Organization and its agents shall not make representations concerning a Fund except those contained in the Prospectus, or in current advertising materials or sales literature furnished or approved in writing in advance by the Fund or its principal underwriter. Any supplemental sales literature, if distributed, must be preceded or accompanied by the relevant Fund's prospectus. Service Organization will not use the words "Eclipse"; "ICAP"; "MacKay Shields"; "MainStay"; "New York Life"; "NYLIFE"; 'NYLIM"; or the names of their affiliates, or any combination thereof, or make any other references to a Fund or its adviser or principal underwriter whether in writing, by radio or television, or through any other advertising media, without Transfer Agent's prior written approval.

      (b) Transfer Agent or its designee shall, as applicable, provide to Service Organization or its authorized representative upon request reasonably sufficient copies, at a single address, of: Prospectuses, proxy or information statements, shareholder reports and any other materials delivered to record holders of Shares ("Fund Documentation"). None of Transfer Agent, the Funds or their affiliates shall be responsible for the cost of distributing such materials to Service Organization's customers.

      (c) Service Organization agrees to provide to Transfer Agent, by the fourth day of each month: (1) a report which indicates the number of its customers holding Shares of each Fund through each Account as of the last day of the prior month and the average Account assets; and (2) such other information as Transfer Agent or its designee may reasonably request.

      (d) Service Organization agrees to provide to Transfer Agent a copy of Service Organization's most recent Financial Intermediary Controls and Compliance Assessment, if available.

      (e) Each party will provide the other party with such information or documentation necessary for the other party to fulfill its obligations hereunder and such other information or documentation as each party may reasonably request, and each party is entitled to rely on any written records or instructions provided to it by the other party.

      (e) Service Organization agrees to provide to the Funds, upon written request ("Request") by the Funds or their designee, the following information regarding every purchase, redemption, transfer, or exchange of shares held through an account maintained by the Service Organization during the period covered by the request:
(i) the taxpayer identification number ("TIN) or social security number, or the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") and account number, if known, of any or all holders of shares ("Shareholder(s)") of the account; (ii) the gross transaction amount; the trade date and confirm date; (iii) the broker-dealer name, broker-dealer number, branch code, representative name representative code or other identifier of any investment professional( associated with the Shareholder(s) or account (if known); (iv) the transaction type (purchase, redemption, transfer or exchange); and (v) the Fund name and CUSIP symbol.

      (1) Requests must set forth a specific time period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.

      (2) Service Organization agrees to provide, reasonably upon request of the Funds or their designee, the requested information specified above in
      Section 5(e). If requested by the Funds or their designee, Service Organization agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified above in Section 5(e) is itself a financial intermediary ("indirect intermediary") and, upon further request of the Funds or their designee, promptly either: (i) provide (or arrange to have provided) to the Funds the requested information for those Shareholders who hold an account with an indirect intermediary; or (ii) restrict or prohibit the indirect intermediary from purchasing Fund Shares in nominee name on behalf of other persons. In such instance, Service Organization agrees to inform the Funds whether it plans to perform (i) or
      (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Parties. To the extent practicable, the format for any transaction information provided to the Funds should be consistent with the National Securities Clearing Corporation Standardized Data Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in SEC Rule 22c-2 under the 1940 Act.

      (3) Service Organization agrees to execute written instructions from the Funds or their designee to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Funds or their designee as having engaged in transactions of the Fund Shares (directly or indirectly through the Service Organization's account) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds.

6.    INDEMNIFICATION; ADJUSTMENTS.

      (a) Transfer Agent shall release, indemnify and hold harmless Service Organization and each of its affiliates, directors, trustees, members, officers, employees and agents from and against any and all losses, claims, damages, demands, actions, liabilities, costs and expenses (including reasonable attorneys' fees) ("Losses") arising out of or attributable to (1) any material misstatements in or omissions of material fact from any Prospectus, periodic report, or proxy statement of a Fund or any advertising material or sales literature supplied by Transfer Agent or a Fund; (2) any material breach by Transfer Agent of any representation, warranty or covenant made by it in this o Agreement; or (3) any actions of Transfer Agent or its agents in connection with the performance of its obligations under this Agreement to the extent such actions constitute willful misfeasance, bad faith or negligence by Transfer Agent or its agents .

      (b) Service Organization shall release, indemnify and hold harmless Transfer Agent and the Funds and each of their affiliates, directors, trustees, members, officers, employees and agents ("Fund Indemnitees") from and against any and all Losses arising out of or attributable to (1) any material misstatements or omissions of material fact that Service Organization or its agents make concerning the Funds that are inconsistent with any Fund's then-current prospectus, SAI, periodic reports to shareholders, proxy statements or any other material at Transfer Agent or its affiliates have provided to Service Organization; (2) any material breach by Service Organization of any representation, warranty or covenant made by it in this Agreement; or (3) any actions of Service Organization or its agents in connection with the performance of its obligations under this Agreement to the extent such actions constitute willful misfeasance, bad faith or negligence by Service Organization or its agents.

      (c) Service Organization agrees not to seek a net asset value per Share as of a time other than the next calculated net asset value per Share following Service Organization's receipt of an Account order("As Of Trade") or to cancel or change a previously placed Account order without the prior approval of the Fund. Service Organization acknowledges that the Fund shall have complete and sole discretion as to whether or not to accept an As Of Trade or to make a cancellation or change. If an As Of Trade is authorized by the Fund to be processed as of a particular Business Day (as defined in Schedule C), Service Organization (1) hereby warrants that such trade relates only to its customers' orders received by it by the Close Of Trading (as defined in Schedule C) on that Business Day, and (2) shall hereby release, indemnify and hold harmless the Fund Indemnitees from and against any and all Losses arising out of or attributable to such As Of Trade actions.

      (d) In the event that Service Organization (1) with approval of the Fund, places an As Of Trade other than to correct Transfer Agent's or a Fund's error, (2) places or adjusts trades after the latest time for the placement of orders through the Fund/SERV service of the National Securities Clearing Corporation (the "NSCC") or, for manual transactions, the Order Deadline (as defined in Schedule C), or (3) fails to settle trades in the manner described in Schedule C, Service Organization shall hereby release, indemnify and hold harmless the Fund Indemnitees from and against any and all Losses arising out of or attributable to such actions.

      (e) In accordance with established Fund procedures for correction of errors in the computation of the net asset value of Shares, the Fund or its agent will make adjustments to the number of Shares owned in the Accounts and distribute underpayments for credit to the Accounts. If Service Organization, on behalf of its customers, receives amounts in excess of the amounts to which it otherwise would have been entitled in the absence of any error in the computation of the net asset value of Shares or otherwise as a result of an error of the Fund or its agent, Service Organization will use best efforts to collect such amounts from its customers. Service Organization agrees that underpayments caused by Service Organization's error shall be Service Organization's sole responsibility and liability and that Transfer Agent or the Fund may debit Service Organization's account at the NSCC to cover such underpayment.

      (f) In no event shall either party be liable for indirect special, consequential or incidental damages, even if advised of the possibility of such damages in advance and regardless of the form of the action.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS. The following representations, warranties and covenants are in addition to those made elsewhere in this Agreement.

      (a) Each party hereby represents warrants and covenants, as applicable, to the other that:

            (1) it has full power and authority under applicable law, and has taken all necessary actions, to enter into and perform this Agreement; the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement; and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms;

            (2) no consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; and

            (3) the execution, performance and delivery of this Agreement by it will not violate any of its contractual obligations or any applicable laws, rules and regulations and will comply with all laws, rules and regulations of governmental and regulatory authorities applicable to it by virtue of entering into and performing this Agreement.

      (b) Transfer Agent hereby represents, warrants and covenants to Service Organization, as applicable, that:

            (1) it is duly registered as a transfer agent pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

            (2) the Funds are registered as investment companies under the Investment Company Act of 1940, as amended, and the Shares are registered under the Securities Act of 1933, as amended.

      (c) Service Organization hereby represents, warrants and covenants to Transfer Agent, as applicable, that:

            (1) it is registered as a transfer agent or broker-dealer pursuant to the Exchange Act, or is not required to be so registered in order to perform the Services;

            (2) it is a member of the Financial Industry Regulatory Authority ("FINRA") or is not required to be a FINRA member and, if applicable, will comply with FINRA's Conduct Rules, including any requirements as to suitability of Shares for customers;

            (3) it will not be a "fiduciary" with respect to the provision of the Services for any plan as such term is defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended ("BRISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code");

            (4) its receipt of compensation and the provision of the Services under this Agreement will not constitute a non-exempt "prohibited transaction" as such term is defined in Section 406 of ERISA and
            Section 4975 of the Code;

            (5) it has full authority to act on behalf of its customers in the manner contemplated by this Agreement, and each time it so acts it shall be deemed to have restated this representation and warranty; and

            (6) it has adopted an Anti-Money Laundering Program, which includes development of internal policies, procedures and controls to detect and prevent money laundering and that investment in the Funds is within the scope of its AML Program.

8.    TERMINATION.

      (a) Either party may terminate this Agreement with respect to any or all Funds on sixty (60) days' written notice.

      (b) Notwithstanding the foregoing, this Agreement may be terminated by either party (1) at any time on thirty (30) days' written notice in the event of a material breach of this Agreement by the other party that is not cured during such 30-day period; and (2) at any time on written notice (A) upon the other party's inability to perform its obligations pursuant to this Agreement; (B) upon institution of formal proceedings relating to the legality of the terms and conditions of this Agreement by FINRA, the Securities and Exchange Commission or any other regulatory body; (C) as is required by law, order or instruction by a court of competent jurisdiction or a regulatory body or self- regulatory organization; or (D) upon assignment of this Agreement in contravention of the terms hereof.

9. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of laws provisions thereof.

10. ASSIGNMENT AND DELEGATION. Neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by either party without the prior written consent of the other.

11.   COMPLETE AGREEMENT; AMENDMENT AND WAIVER.

      (a) This Agreement and the Schedules hereto (which are incorporated by reference) contain the full and complete understanding between the parties with respect to the matters covered and contemplated hereunder and supersede all prior agreements or understandings between the parties relating to the subject matter hereof, whether oral or written, express or implied.

      (b) No modification or waiver of any provision of this Agreement will be binding unless in writing and executed by the party to be bound thereby, except that, notwithstanding anything in this Agreement to the contrary, Service Organization's placement of an order for Shares subsequent to its receipt of written notice of an amendment to this Agreement by Transfer Agent shall constitute its agreement to the amendment.

12.   NON-EXCLUSIVITY; OPERATIONS OF FUNDS.

      (a) Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

      (b) In no way shall the provisions of this Agreement limit the authority of any Fund, Transfer Agent or any of their affiliates to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of Shares, including the right to suspend sales or withdraw the offering of Shares.

13. CONFIDENTIALITY. The parties agree that during the term of this Agreement a party to this Agreement ("Receiving Party") may receive or have been given access to certain confidential or proprietary information and/or intellectual property of the other party ("Disclosing Party") (collectively, "Confidential Information"); Confidential Information shall mean any and all information, in whatever form or media, including without limitation business and marketing plans, financial records and customer information, unless such information is or becomes publicly available. Receiving Party will not use Confidential Information other than for the purposes of this Agreement and agrees that it will not, without prior written consent of Disclosing Party, disclose Confidential

Information to any party other than its employees, directors, members and officers as necessary to perform this Agreement Receiving Party shall use best efforts to secure Confidential Information to maintain its confidentiality and integrity and shall cause its employees, directors, members and officers to whom Confidential Information is disclosed to be informed of and agree to be bound by this provision and any privacy and security guidelines provided by Disclosing Party. Confidential Information as defined in this Agreement will also include any and all information within the term "Personal Information" as defined in section 17.02 of the Standards for the Protection of Personal Information of the Residents of the Commonwealth of Massachusetts ("Mass. Data Privacy Law"), as applicable. The parties shall each maintain a written security program designed to protect the security, confidentiality, and integrity of the Confidential Information consistent with federal and state laws and regulations (including the Mass. Data Privacy Law, as applicable). Each party shall reasonably cooperate with the other party's requests to verify compliance with such program. If Receiving Party is requested by a court, administrative agency or governmental body to disclose Confidential Information, Receiving Party will promptly notify Disclosing Party in writing (unless Receiving Party reasonably believes that notification is prohibited by the request) so that Disclosing Party may seek an appropriate protective order or waive in writing Receiving Party's compliance with the provisions of this Agreement. Receiving Party understands and acknowledges that Disclosing Party may sustain irreparable harm as a result of unauthorized disclosure of Confidential Information. Accordingly, in the event of a breach or threatened breach of this provision, Disclosing Party shall be entitled to preliminary and permanent injunctive relief to preserve its rights hereunder, in addition to any other available action or remedy. Each party or its duly authorized agent will have the right to perform reasonable on-site audits of records and procedures directly pertaining to this Agreement at such party's facilities. Upon the earlier of (1) a request of Disclosing Party, or (2) the termination of this Agreement, Receiving Party will return all Confidential Information disclosed to it, in whatever form or media, retaining no copies other than as necessary for it to comply with applicable law.

14. NOTICES. All notices hereunder shall be in writing (and shall be deemed to have been duly given three Business Days after such notice is sent) by delivery in person, registered or certified mail, overnight commercial courier as follows:

      If to Transfer Agent:

              NYLIM Service Company LLC
              NYLIM Center
              30 Hudson Street
              Jersey City, NJ 07302
              Attention:  President
              with a copy to General Counsel, at the same address.

      If to Service Organization, at the address set forth below.

15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

16. SURVIVAL. The provisions of Sections 6, 9 and 13 shall survive termination of this Agreement.

                                     * * *

      IN WITNESS WHEREOF, the undersigned authorized signatories have executed this Agreement as of the date first above written.


NYLIM SERVICE COMPANY LLC


By: /s/ Jack R. Benintende
    ---------------------------------------
    Jack R. Benintende
    President and Chief Executive Officer

Date:
      -------------------------------------


ONEAMERICA

Address: One American Sq. P.O. Box 368
         ------------------------------------------------------
         Indianapolis, IN 46206
         ------------------------------------------------------

By:      /s/ Terry W. Burns
         ------------------------------------------------------
Title:   Assistant Vice President
         ------------------------------------------------------
Date:    6/14/18
         ------------------------------------------------------

                                                                      SCHEDULE A

MAINSTAY FUNDS INVESTOR CLASS SHARES

Service Organization's compensation shall be an annual sub-transfer agency fee of 0.15 % of the average daily net assets held in the account, calculated and payable quarterly.

MAINSTAY FUNDS CLASS I SHARES

Service Organization's compensation shall be an annual sub-transfer agency fee of 0.15% of the average daily net assets held in the account, calculated and payable quarterly.

MAINSTAY FUNDS CLASS R1 SHARES

Service Organization's compensation shall be an annual sub-transfer agency fee of 0.25% of the average daily net assets held in the account, calculated and payable quarterly.

MAINSTAY FUNDS CLASS R2 SHARES

Service Organization's compensation shall be an annual sub-transfer agency fee of 0.25% of the average daily net assets held in the account, calculated and payable quarterly.

MAINSTAY FUNDS CLASS R3 SHARES

Service Organization's compensation shall be an annual sub-transfer agency fee of 0.25% of the average daily net assets held in the account, calculated and payable quarterly.

MAINSTAY FUNDS CLASS R6 SHARES

The parties agree that no compensation shall be paid with respect to accounts in Class R6 shares.

MAINSTAY FUNDS CLASS A SHARES

(FOR THOSE EXISTING PLANS WHOSE FUND SCHEDULES INCLUDED CLASS A SHARES PRIOR TO SEPTEMBER 30, 2008.)

Service Organization's compensation shall be an annual sub-transfer agency fee of 0.15% of the average daily net assets held in the account, calculated and payable quarterly.

                                                                      SCHEDULE B

                                  THE SERVICES

Service Organization shall:

      1. establish the Accounts and maintain sub-accounts for each of its customers' purchase of Shares;

      2. maintain separate records for each of its customers, which records shall reflect Shares purchased and redeemed, including the time, date and price for all transactions, Share balances, the customer name, address, zip code and tax identification number;

      3. accept orders from its customers for the purchase and redemption of Shares, transmit such orders to Transfer Agent and arrange for the transmission of funds to and from the Funds;

      4. disburse dividends and distributions to customers and/or arrange for reinvestment in Shares;

      5. transmit to customers confirmations of purchase and redemption orders;

      6. as required by law, prepare and transmit to customers periodic account statements showing, among other appropriate information, the total number of Shares owned and the net asset value of Shares as of the statement closing date, purchases and redemptions of Shares during the period and other distributions during the statement period (whether paid in cash or reinvested) and integrate such statements with those of other transactions and balances in customers' other accounts serviced by Service Organization;

      7. maintain all account balance information for customers and daily and monthly purchase activities expressed in Shares and dollar amounts;

      8. transmit to its customers Fund Documentation as required by applicable law;

      9. prepare, file or transmit all federal, state and local government reports and returns as required by law;

      10. transmit to Transfer Agent or its designee such periodic reports as Transfer Agent shall reasonably request as necessary to enable the Funds to comply with applicable law;

      11. respond to its customers' inquiries regarding, among other things, Share prices, account balances and other applicable Fund information;

      12.   perform any other services reasonably requested by Transfer Agent;
            and

      13.   maintain all other records as required by law.

                                                                      SCHEDULE C

                              OPERATING PROCEDURES

GENERAL

      - Orders that Service Organization has received from its customers by the close of regular trading (the "Close Of Trading") on the New York Stock Exchange (the "NYSE") (usually 4:00 p.m., Eastern time) on each day on which a Fund calculates its net asset value (as described in the Fund's Prospectus, a "Business Day"), shall be treated by Transfer Agent and Service Organization as though received on that Business Day. Orders that Service Organization has received after the Close Of Trading shall be treated by Transfer Agent and Service Organization as though received on the next Business Day. All orders are subject to acceptance or rejection in the sole discretion of Transfer Agent and/or the Fund or its agent, and orders shall be effective only upon receipt in proper form. Each communication of orders by Service Organization shall constitute a representation that such orders are accurate and complete and were received by it by the Close Of Trading on the NYSE on the Business Day for which the order is to be priced.

      - Transfer Agent will use commercially reasonable efforts to make available to Service Organization on each Business Day each Fund's net asset value as soon as reasonably practicable after calculation-usually 7:00 p.m., Eastern time.

      - Each Fund or its agent will furnish notice of the declaration of any dividends or distributions payable by it. This information will include the record and payable dates.

      - Dividends and distributions will be automatically reinvested at net asset value in accordance with the Prospectus unless otherwise instructed by Service Organization.

FOR TRANSACTIONS THROUGH THE NSCC'S FUND/SERV SERVICE

      - Each party (a) represents that it has entered into a membership agreement with the NSCC and it is eligible to participate in the NSCC's Fund/SERV system and (b) agrees to perform all duties assigned to it by the NSCC and to conduct its activities in accordance with the rules, regulations, policies and procedures of the NSCC, as applicable.

      - Service Organization shall use its best efforts to transmit all Account transactions through Fund/SERV by 5:30 p.m., Eastern time each Business Day or, if Service Organization is using the Defined Contribution Clearing Service of the NSCC ("DCCS") and uses the settlement override indicator, 6:00 a.m. on the next Business Day ("T+l"). If Service Organization fails to transmit such transactions through Fund/SERV by 12:00 a.m., Eastern time on T+l, or, if Service Organization is using DCCS and uses the settlement override indicator, by 6:00 a.m. on T+1, it shall notify Transfer Agent by 9:00 a.m., Eastern time on T+ 1 of such failure.

FOR MANUAL TRANSACTIONS

UNLESS PROCESSED USING THE NSCC'S FUND/SERV INTERFACES IN THE CUSTOMARY MANNER AS PRESCRIBED BY THE NSCC, OPERATIONAL RESPONSIBILITIES WILL BE EXECUTED AS
FOLLOWS:

      - For trades placed on T+1 for investment at the prior Business Day's net asset value:

            (a) Trade orders for the Accounts must be communicated to Transfer Agent from Service Organization prior to 9:00 a.m., Eastern time on T+l (the "Order Deadline") in the manner agreed between the parties;

            (b) Service Organization will wire, or arrange for the wire of, the purchase price of each purchase order as Transfer Agent shall direct in writing so that either (1) such funds are received prior to 11:30 a.m., Eastern time on T+l, or (2) Service Organization provides Transfer Agent or its designee a federal funds wire system reference number prior to 11:30 a.m., Eastern time on T+1 evidencing the entry of the wire transfer of the purchase price prior to such time; and

            (c) Transfer Agent or its designee shall transmit by wire the proceeds of net redemption orders placed by the Order Deadline by Service Organization to the appropriate custodial account.

      - Service Organization shall promptly inform Transfer Agent of any discrepancies in confirmation of executed trades.

      - Transfer Agent will make Account statements available each calendar quarter.

                                      C-2